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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT
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Company                                                                State of Incorporation

Denticator International, Inc .................................        Missouri
Young Dental Manufacturing I, LLC..............................        Missouri
         Young Dental International, Inc ......................        Barbados
         Lorvic Holdings, Inc. ................................        Delaware
                  The Lorvic Corporation ......................        Delaware
         YI Europe, Limited ...................................        England
Young Acquisitions Company ....................................        Missouri
         Panoramic Rental Corp ................................        Missouri
YI Europe, Limited. ...........................................        England
Athena Technology, LLC.........................................        Missouri
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